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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): March 5, 2001


Exact name of Registrant as specified in its charter: Dynamic I-T, Inc.

State or other jurisdiction of incorporation: Colorado

Commission file no.: 0-10065

IRS Employer Identification No.82-0379959

Address of principal executive offices: 2504 11th St., Santa Monica, CA 90405

Registrant's telephone number, including area code: (310) 392.8179


Item 4.  Changes in Registrant's Certifying Accountant

         On March 5, 2001, Registrant informed J.H. Cohn LLP that it was dismissing them as the principal independent accountants of the Registrant. This decision was recommended and approved by the Registrant's Board of Directors.

         J.H. Cohn LLP had been appointed the principal independent accountants of the Registrant on September 5, 2000. The unaudited financial statements for the interim period September 30, 2000 were reviewed by J.H. Cohn LLP. J.H. Cohn LLP did not perform any audit of the Company.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(C) Exhibits

16.1 Letter from J.H. Cohn, LLP, stating their concurrence with the foregoing disclosures. (To be filed by amendment)
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 12, 2001

DYNAMIC I-T, INC.

By: /s/ Spencer Young
   --------------------------------
        Spencer Young
        Vice President and Director